                       TYSON FOODS, INC.


              ___________________________________

                   SECOND AMENDMENT AGREEMENT
              ___________________________________

                   Dated as of July 29, 1996


                               to


              AMENDED AND RESTATED NOTE AGREEMENTS

                   Dated as of June 30, 1993

                       TABLE OF CONTENTS
               (Not Part of Amendment Agreement)


                                                             Page

1.  AMENDMENT OF THE NOTE AGREEMENTS..........................1

2.  EFFECTIVENESS.............................................1

3.  RATIFICATION..............................................2

4.  GOVERNING LAW.............................................2

5.  COUNTERPARTS..............................................2

SCHEDULE OF HOLDERS

EXHIBIT A -- AMENDED PROVISION

                       TYSON FOODS, INC.
                    2210 West Oaklawn Drive
                Springdale, Arkansas  72762-6999

                   SECOND AMENDMENT AGREEMENT

                                             As of July 29, 1996
To Each of the Holders Listed
in the Attached Schedule of Holders

Gentlemen:

    Reference is made to the separate Amended and Restated Note Agreements, each dated as of June 30, 1993, as amended by the separate Amendment Agreements dated as of November 1, 1994 (the "Note Agreements"), between Tyson Foods, Inc., a Delaware corporation (the "Company"), and the respective institutional investors listed in the Purchaser Schedule and Schedule of Holders respectively attached thereto, which amended and restated the separate Note Agreements dated as of September 29, 1989, as amended, pursuant to which the Company has issued Series E 10.33% Senior Secured Notes due September 29, 1999 in the original aggregate principal amount of $135,000,000 (the "Series E Notes"), Series F 10.61% Senior Secured Notes due September 29, 2001 in the original aggregate principal amount of $125,000,000 (the "Series F Notes"), and Series G 10.84% Senior Secured Notes due September 29, 2006 in the original aggregate principal amount of $50,000,000 (the "Series G Notes"). The institutional investors named in the attached Schedule of Holders (the "Holders") are the holders of all Series E Notes, Series F Notes and Series G Notes. As of the date hereof, an aggregate principal amount of $135,000,000 of Series E Notes, $125,000,000 of Series F Notes and $50,000,000 of Series G Notes is outstanding. Capitalized terms used herein without definition have the meanings specified in the Note Agreements, as amended by this Second Amendment Agreement.

     The Company agrees with you as follows:

     1. Amendment of the Note Agreements. The Company hereby requests and the Holders hereby agree to the amendment of the Note Agreements, and the same is hereby amended, as set forth in Exhibit A attached hereto.

     2. Effectiveness. The provisions of this Second Amendment Agreement shall not become effective until completion of (a) the execution and delivery of this Second Amendment Agreement by the Required Holders, (b) the execution and delivery of a second amendment agreement in substantially the same form by the Required Holders under the Existing Note Agreements relating to the Series A Notes and the Series D Notes, and (c) the payment to the Holders of the fees described in the separate Fee Letter of even date herewith from the Company to the Holders. Upon completion of the foregoing, this Second Amendment Agreement shall be considered effective as of June 29, 1996.

     3. Ratification. The Note Agreements, amended as hereinabove set forth, are in all respects ratified and confirmed, and the terms and conditions thereof, amended as hereinabove set forth, shall be and remain in full force and effect.

     4.    GOVERNING  LAW.   THIS  SECOND  AMENDMENT  AGREEMENT  SHALL   BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     5. Counterparts. This Second Amendment Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Second Amendment Agreement to produce or account for more than one such counterpart.

                                   TYSON FOODS, INC.


                                   By____________________________________
                                        Title:

The foregoing Second Amendment Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA


By________________________________________
     Title:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA


By________________________________________
     Title:

JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY


By________________________________________
     Title:

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY


By________________________________________
     Title:

THE GREAT-WEST LIFE & ANNUITY INSURANCE CO.


By_________________________________________
     Title:

NATIONWIDE LIFE INSURANCE CO.


By_________________________________________
     Title:


ALLSTATE LIFE INSURANCE COMPANY


By_________________________________________
     Title:

By_________________________________________
     Title:


THE CANADA LIFE ASSURANCE COMPANY


By_________________________________________
     Title:

                      SCHEDULE OF HOLDERS


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
THE GREAT-WEST LIFE & ANNUITY INSURANCE CO.
NATIONWIDE LIFE INSURANCE CO.
ALLSTATE LIFE INSURANCE COMPANY
THE CANADA LIFE ASSURANCE COMPANY

                                                              EXHIBIT A

                       AMENDED PROVISION

     Paragraph 6A(3) of the Note Agreements is hereby amended to read, in its entirety, as follows:


     "6A(3). Interest Coverage Ratio. The Company shall not permit, at any time during any Measurement Period, the ratio of (i) EBIT plus rental expenses of the Company and its consolidated Subsidiaries to (ii) Interest Expense plus rental expenses of the Company and its consolidated Subsidiaries to be less than 1.75 to 1."